Exhibit 99.2
Paragraph 4 of Section 2.1 (Number, Election, Tenure and Qualifications), Article 2 (Directors) is amended and restated in its entirety to read as follows:
Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations of persons for election to the Board of Directors at the annual meeting, by or at the direction of the Board of Directors, may be made by any nominating committee or person appointed by the Board of Directors; nominations may also be made by any stockholder of record of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. Except as provided in the next sentence in respect only of the annual meeting of stockholders to be held in 2008, to be timely, a stockholder’s notice shall be delivered by a nationally recognized courier service or mailed by first-class United States mail postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation not less than 120 days nor more than 150 days prior to the scheduled date of the meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date); provided, however, that in the event that the annual meeting of stockholders has been changed to be more than 30 calendar days before or 60 calendar days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not later than the earlier of (a) the close of business on the 10th day following the day on which such notice of the date of the scheduled annual meeting was mailed or such public disclosure was made, whichever first occurs, and (b) the date a public announcement was made. Notwithstanding the foregoing, in respect only of the annual meeting of stockholders to be held in 2008 (the “2008 Meeting”), to be timely, a stockholder’s notice shall be delivered by a nationally recognized courier service or mailed by first-class United States mail postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation not less than 120 days nor more than 150 days prior to June 30, 2008 (regardless of any postponements, deferrals or adjournments of the 2008 meeting to a later date); provided, however, that in the event that the 2008 Meeting has been changed to be more than 60 calendar days after June 30, 2008, notice by the stockholder to be timely must be so received not later than the later of (a) the close of business on the 10th day following the day on which such notice of the date of the scheduled annual meeting was mailed or such public disclosure was made, whichever first occurs, and (b) the date that is 120 days prior to June 30, 2008. The immediately preceding sentence shall not be amended, supplemented or modified in any respect by the Board of Directors prior to June 30, 2008 without the affirmative vote of the holders of at least 50% of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class. A stockholder’s notice delivered pursuant to this Section 2.1 to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the person, (iv) a statement as to the person’s citizenship, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.